                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     DECEMBER 3, 1998
                                                ---------------------------


                          SHAMAN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


          DELAWARE                        0-21022                   94-3095806
-----------------------------------------------------------------------------------
(State or other jurisdiction            (Commission               (IRS Employer
      of incorporation)                 File Number)            Identification No.)

213 EAST GRAND AVE., SOUTH SAN FRANCISCO, CALIFORNIA                 94080
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(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code (650) 952-7070
                                                   --------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5. Other Events.

     On December 3, 1998 Shaman Pharmaceuticals, Inc. (the "Company") filed with the Delaware Secretary of State a Certificate of Correction Filed to Correct a Certain Error in the Shaman Pharmaceuticals, Inc. Amended Certificate of Designation of Preferences of Series C Convertible Preferred Stock Filed in the Office of the Secretary of the State of Delaware on July 31, 1998 (the "Certificate of Correction"). The Certificate of Correction was necessary to correct an error in the description of the voting rights of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The holders of the Series C Preferred Stock are entitled (i) during the first year after the issuance thereof to six votes for every one share of Series C Preferred Stock held; and (ii) thereafter, to one vote for each share of Common Stock into which such share of Series C Preferred Stock is convertible on the record date for the matter to be voted on. The Certificate of Correction is attached hereto as
Exhibit 3.2 and is also incorporated herein by reference in its entirety.

     In addition, on October 26, 1998, The Nasdaq Stock Market, Inc. ("Nasdaq") informed the Company that it would continue to list the Company's Common Stock on The Nasdaq National Market, provided it complied with, among other things, the following public disclosure requirements:

     (1) On or before December 15, 1998, the Company must make a public filing with each of the Securities and Exchange Commission and Nasdaq showing an October 31, 1998 balance sheet with (a) pro forma adjustments for any significant transactions or events occurring on or before the filing date and (b) evidencing a minimum of $8.0 million in net tangible assets; and

     (2) On or before February 1, 1999, the Company must make a public filing with the each of the Securities and Exchange Commission and Nasdaq showing a November 30, 1998 balance sheet with (a) pro forma adjustments for any significant transactions or events occurring on or before the filing date and (b) evidencing a minimum of $14.0 million in net tangible assets.

     As of October 31, 1998, the Company's balance sheet showed a net deficiency of ($5,165,233). Since October 31, 1998, the following events have occurred:

     (1) On November 3, 1998, certain investors converted an aggregate principal amount of $536,881 of the Company's Senior Subordinated Convertible Notes due August 29, 2000 (the "Notes") into an aggregate of 545,550 shares of the Company's Common Stock (the "November Conversion").

     (2) On November 7, 1998, the Company issued 747,206 shares of Common Stock to certain consultants as compensation for services rendered.

     (3) On December 2, 1998, the Company renegotiated the terms of an existing agreement with Lipha s.a. ("Lipha"). Under the new terms, the Company accepted a one-time up front payment of an aggregate of $2.0 million from Lipha in lieu of $6.0 million in aggregate payments due over the remaining term of the original agreement.

     (4) On December 4, 1998, the Company completed a private placement (the "Private Placement") of an aggregate of 4,812,071 shares of its Common Stock for aggregate proceeds of $7,218,106.50.

     (5) On December 10, 1998, the Company and certain institutional investors exchanged an aggregate of $4,786,225.41 (including accrued interest) of the Notes for an aggregate of 4,784 shares of the Company's Series D Convertible Preferred Stock (the "Exchange").

     As a result of the November Conversion, the renegotiation with Lipha, the Private Placement and the Exchange, pro forma net tangible assets of the Company at October 31, 1998 were $8,227,873. Accordingly, the first criteria imposed by Nasdaq for the continued listing of the Company's Common Stock on The Nasdaq National Market has been satisfied.

Item 7. Financial Statements and Exhibits.

     The unaudited pro forma balance sheet as of October 31, 1998 presented below is presented as if the Company had completed the November Conversion, the renegotiation with Lipha, the Private Placement and the Exchange. This pro forma balance sheet should be read in conjunction with the Company's financial statements and the related notes thereto. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

                          SHAMAN PHARMACEUTICALS, INC.
                            CONDENSED BALANCE SHEETS

                                                                    October 31, 1998
                                                           ----------------------------------
                                                               Actual           As adjusted
                                                           -------------        -------------
ASSETS

Current assets:
  Cash and cash equivalents                                $   4,513,158        $  13,583,158
  Short-term investments                                       2,029,705            2,029,705
  Amounts due from related parties                               462,164              462,164
  Prepaid expenses and other current assets                      842,850              842,850
                                                           -------------        -------------

Total current assets                                           7,847,877           16,917,877

Property and equipment, net                                    3,143,413            3,143,413
Other assets                                                     584,224              584,224
                                                           -------------        -------------

Total assets                                               $  11,575,514        $  20,645,514
                                                           =============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY (NET
CAPITAL DEFICIENCY)

Current liabilities:
  Accounts payable and other accrued expenses              $   1,460,153        $   1,460,153
  Accrued clinical trial costs                                 2,829,890            2,829,890
  Accrued professional fees                                      734,230              734,230
  Accrued compensation                                           428,158              428,158
  Advances - contract research                                   218,750            1,218,750
  Current installations of long-term obligations               2,595,620            2,566,549
                                                           -------------        -------------

Total current liabilities                                      8,266,801            9,237,730

Long-term obligations, excluding current installments          3,179,911            3,179,911
Senior convertible notes                                       5,294,035                   --

Stockholders' equity (net capital deficiency):
  Preferred stock                                                    515                  520
  Common stock                                                    22,688               29,135
  Additional paid-in capital                                 137,843,110          152,303,874
  Deferred compensation and other adjustments                    (47,237)             (47,237)
  Accumulated deficit                                       (142,984,309)        (144,058,419)
                                                           -------------        -------------

Total stockholders' equity (net capital deficiency)           (5,165,233)           8,227,873
                                                           -------------        -------------

Total liabilities and stockholders' equity (net
  capital deficiency)                                      $  11,575,514        $  20,645,514
                                                           =============        =============


     (c)  Exhibits.

          The following document is filed as an exhibit to this report:

          3.2       Certificate of Correction Filed to Correct a Certain Error in the
                    Shaman Pharmaceuticals, Inc. Amended Certificate of Designation of
                    Preferences of Series C Convertible Preferred Stock Filed in the
                    Office of the Secretary of the State of Delaware on July 31, 1998.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SHAMAN PHARMACEUTICALS, INC.



DATE: December 15, 1998                 By: /s/ Lisa A. Conte,
                                          -------------------------------------
                                          Lisa A. Conte,
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                      DOCUMENT DESCRIPTION
-------                     --------------------
  3.2               Certificate of Correction Filed to Correct a Certain Error in the
                    Shaman Pharmaceuticals, Inc. Amended Certificate of Designation of
                    Preferences of Series C Convertible Preferred Stock Filed in the
                    Office of the Secretary of the State of Delaware on July 31, 1998.